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                              EX-10.19
                              Supply Agreement


                                SUPPLY AGREEMENT

          THIS AGREEMENT, is made, entered into and effective as of the 27th day of June, 1996, by and between MOUNTAINWOOD SPRING WATER Co., INC., a New Jersey Corporation, with its administrative office at l8-22 Bank Street, Summit, New Jersey (the "Seller") and PURO WATER GROUP, INC., a Delaware Corporation, with an office at 110 N. Park Street, East Orange, New Jersey ("Buyer").

          WHEREAS, the Seller has under lease a certain premises located at Mallard Pond Road in the Township of Hardwick, County of Warren and State of New Jersey known as Mountainwood Spring (the "Spring"); and

          WHEREAS, the Seller is willing to supply from the Spring and sell to the Buyer, and the Buyer desires to purchase from the Seller natural spring water from the Spring (the "Water"), upon the terms and conditions hereinafter set forth; and

          WHEREAS, the Seller shall deliver the Water to the Buyer in tanker loads of at least 6,000 gallons (a "Tanker Load").

          NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements hereinafter contained, the parties hereto do hereby mutually agree as follows:


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SECTION 1. Definitions

          1.01 "Three Year Period" shall mean the thirty-six (36) calendar month period commencing on July 1, 1995, and each successive thirty-six (36) month period thereafter.

          1.02 "Commencement Date" shall mean July 1, 1996.

SECTION 2. Purchase(s) and Sale.

          2.01 Minimum Purchases -- The Seller shall sell and deliver to the Buyer, and the Buyer shall purchase and accept from the Seller commencing July 1, 1996, and during the remainder of this Agreement, a minimum of forty (40) Tanker Loads of Water (the "Minimum Order") delivered to its 101 North Park Street, East Orange, New Jersey facility each month.

          2.02 Purchase Order -- Execution and delivery of this Agreement shall constitute a purchase order from the Buyer to the Seller to purchase a minimum of forty (40) Tanker Loads of Water per month. When and in the event this Agreement is outstanding and the actual purchases by the Buyer are less than forty (40) Tanker Loads of Water per month, then, in that event, as additional consideration for this Agreement, the Seller shall invoice the Buyer for an amount equal to the difference between the forty (40) Tanker Loads and the actual number of Tanker Loads purchased by the Buyer that month as follows; $350.00 per Tanker Load for the first twenty-five (25) Tanker Loads and $105.00 per Tanker Load for the next fifteen (15 Tanker Loads.


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          2.03 Priority Purchase Order -- The Buyer acknowledges that Seller sells Water from the Spring to other consumers of the Water. If Seller is presented by any contingency beyond its control from supplying the full quantities of the Water ordered by the Buyer and its other customers, Seller agrees that it shall not prorate the Minimum Order from the Buyer until it has prorated its other customers to zero, if necessary, to meet the Minimum Order.

SECTION 3. Price; Adjustment; Payment Terms; Delivery and Risk of Loss

          3.01 Price -- The price for each Tanker Load of Water shall be $350.00 for the first forty (40) Tanker Loads per month and $320 per Tanker Load in excess of forty (40) Tanker Loads per month. The purchase price reflects an actual price for the water of $105.00 per Tanker Load.

          3.02 Price Adjustment -- On or after May 1, 1999 and June 1, 1999, the Seller may notify the Buyer that the Seller has adjusted the sales price for the Water and such adjusted sales price shall be effective per gallon of Water sold to the Buyer during the next Three Year Period.

          3.03 Payment -- The Seller shall invoice the Buyer monthly in arrears for all amounts due from the prior month for all orders of the Water shipped by the Seller to the Buyer pursuant to


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the terms of this Agreement or for any deficiency in the Minimum Order. Payment of all invoices shall be net thirty (30) days.

          3.04 Delivery -- The terms of delivery of the Water shall be F.O.B. 101 North Park Street, East Orange, New Jersey. Title to and risk of loss of the Water shall pass to the Buyer upon Seller delivering to the Buyer the Water, as provided for herein.

SECTION 4. Specifications; Limitation of Warranties; Claims

          4.01 Specifications -- The Seller represents and warrants that the Water is natural spring water pumped in accordance with all applicable state and federal regulations as well as applicable NSF and IBWA bulk spring water standards.

          Except as herein expressly stated, the Seller does not warrant the goods covered by this Agreement in any manner whatsoever, and no warranty, express, implied or statutory, is made by the Seller as herein set forth. The Buyer agrees that it has not relied upon the Seller's skill or judgment to select or furnish goods for any particular purpose, and this sale is made without any warranty by the Seller that goods are suitable for any particular purpose. The remedies provided in this contract for breach thereof by the Buyer or the Seller shall constitute the exclusive remedies available to the aggrieved party and all other remedies which might otherwise be available under the law of any jurisdiction are hereby waived by both the Seller and the Buyer.


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          4.02 Good Title -- The Seller further warrants the Water shall be delivered free from any lawful security interest lien or other encumbrance, and the Seller shall convey good title thereto.

          4.03 Disclaimer -- THE SELLER MAKES NO INDEMNITY, REPRESENTATION OR WARRANTY, EITHER EXPRESSED OR IMPLIED, WITH RESPECT TO THE WATER, EXCEPT FOR THE WARRANTIES AND INDEMNITIES EXPRESSLY SET FORTH IN THIS SECTION 4, AND IN NO EVENT SHALL THE SELLER BE LIABLE TO BUYER FOR SPECIAL OR CONSEQUENTIAL DAMAGES BEYOND THOSE DAMAGES EXPRESSLY PROVIDED HEREIN.

SECTION 5. Term - Termination

          5.01 Term -- The term of this Agreement shall be for forty-three (43) years commencing July 1, 1996 and ending June 30, 2039, unless this Agreement is earlier terminated in accordance with its Section 5.02.

          5.02 Termination -- This Agreement may be terminated:

          (i) BY EITHER PARTY HERETO:

          A. In the event of the breach or default by the other party of the terms and conditions hereof; provided however, that the terminating party shall first give to the defaulting party prompt written notice of the proposed termination of this Agreement, specifying the grounds therefor, and the defaulting party has failed to cure such default within sixty (60) days after receiving such written notice; or


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          B. Upon at least ninety (90) days' prior written notice if the defaulting party is unable to fully perform its obligations under this Agreement for any consecutive sixty (60) day period as a result of any contingency, delay, failure or cause set forth in Section 8.01; or

          C. The failure by the parties to reach mutually agreeable price adjustment(s) for each succeeding Three Year period of this Agreement by the expiration of the immediately preceding Three Year Period.

          Termination of this Agreement pursuant to this Section 5 shall not affect any other rights or remedies the terminating party may have under law or equity.

          (ii) BY THE BUYER:

          When and in the event Thomas E. Durkin, III no longer owns and controls at least fifty-one percent (51%) of the outstanding voting common shares of the capital Seller stock of the Seller.

SECTION 6. Access to the Spring

          On reasonable notice (at least three (3) working days), the Buyer may reasonably inspect the operations of the Spring and may visit the Spring with others for any valid business purpose of the Buyer (e.g. customers, investors, advisors, etc.). The Buyer may use photos of the Spring in any advertising.


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SECTION 7. Reports Furnished by Seller

          The Seller shall furnish the Buyer with a copy of all reports, licenses, analysis, permits, inspections, etc., of the Spring conducted by any State, Federal or local agency or the NSF or IBWA, at least annually.

SECTION 8. Force Majeur

          8.01 Causes -- No party shall be held liable or responsible for failure or delay in fulfilling any obligation of this Agreement which is due, in whole or in part, directly or indirectly, to any contingency, delay, failure or cause of any nature beyond the reasonable control of such party, including without in any way limiting the generality of the foregoing, fire; explosion; earthquake, storm, flood or other adverse weather conditions; unavailability of necessary utilities or fuel, damage to or accident involving a breakdown of machinery or facilities; strike, lockout; activities of a combination of workmen or labor difficulties (from whatever cause arising, and whether or not the demands of the employees are reasonable or within such party's power to grant); insurrection; riot; act of God or the public enemy; law; act; war; proclamation; decree; regulations; ordinance or insurrection of government or other public authorities; judgment or decree of a court of competent jurisdiction; delay or failure of carriers or contractors; labor shortages; the inability to obtain


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transportation, equipment, operating materials, plant equipment or materials required for maintenance or repairs; or the inability to procure necessary raw materials; or the inability to obtain or loss or suspension of, necessary licenses or permits; or any other condition beyond the reasonable control of the affected party.

          8.02 Notice -- Each party shall give to the other party prompt written notice of the occurrence of any such contingency, delay, failure or cause described in this Section 8, the nature thereof, and the extent to which the affected party shall be unable to fully perform its obligations hereunder. Each party shall use all reasonable efforts to correct the contingency, delay, failure or cause as quickly as possible, and to give the other party hereto prompt written notice when it is again fully able to perform in accordance with this Agreement.

          8.03 Replacement Orders -- All quantities of the Water not shipped by the Seller hereunder due to any contingency, delay, failure or cause described in this Section 5 shall be confirmed, in writing, by the parties immediately after such contingency, delay, failure or cause has been corrected. During the continuance of such contingency, delay, failure or cause, the Buyer shall be free to purchase elsewhere the quantities of the Water the Buyer has ordered and which the Seller is unable to deliver.


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SECTION 9. Independent Contractors

          Each party shall be deemed to be an independent contractor and not the agent, employee, partner, joint venture of the like of the other party, and neither party shall have the authority, either express or implied, to make any statement, representation or commitment of any kind or take any action which shall bind the other party, except as specifically provided herein or authorized in writing by a designated representative of the party to be bound.

SECTION 10. Insurance

          The Seller agrees to maintain general and comprehensive liability insurance in an amount not less than One Million Dollars ($1,000,000) and to name, where appropriate, the Buyer as an additional named insured. Seller shall additionally require any trucker or transporter engaged to deliver the Water to maintain general and comprehensive liability and motor vehicle transporter insurance (all risk) in an amount not less than One Million Dollars ($1,000,000) and to name Buyer and seller, where appropriate, as additional named insureds.

SECTION 11. Assignment

          Neither party hereto shall assign this Agreement without the written consent of the other party.


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SECTION 12. Continuing Obligations

          Termination or expiration of this Agreement shall not relieve either party from full performance of any obligations incurred prior thereto.

SECTION 13. Waiver

          The terms of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of any party at any time to require performance of any provisions hereof shall, in no manner, affect the right at a later date to enforce the same. No waiver by any party of any condition, or breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or the breach of any other provision, term, covenant, representation or warranty of this Agreement.

SECTION 14. Severability

          If any provision of this Agreement shall be invalid or unenforceable to any extent, the remainder of this Agreement shall not be affected thereby and shall remain valid and enforceable to the greatest extend permitted by law.


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SECTION 15. Captions

          The Captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof.

SECTION 16. Notices

          All notices required to be given under the terms of this Agreement or which any of the parties desires to give hereunder shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, return receipt requested, or sent by telegram, telex, telecopies or similar electronic media (confirmed by registered or certified mail) to the addresses set forth in the introduction of this Agreement or to such other address and to the attention of such other person as the party to whom such notice is to be given may have theretofore designated by notice to the other party hereto. Any notice given in accordance with the foregoing shall be deemed to have been given when delivered in person or received by telegram, telex, telecopier or similar electronic media or, if mailed, on the fifth (5th) business day following the postmark date which it bears.

SECTION 17. Completeness of Agreement

          This Agreement and any Exhibits hereto represent the entire contract between the parties with respect to the subject


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matter hereof superseding all prior agreements with respect thereto, and the same shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof. The terms and conditions contained in any documents utilized by either party in connection with ordering, acknowledging an order, shipment or receipt of any product, including, without limitation, any acknowledgment or acceptance of purchase order or shipping instruction forms at variance with or in addition to those set forth herein, shall be of no force and effect with respect to the transactions contemplated under this Agreement.

SECTION 18. Amendment

          This Agreement shall not be amended or modified except by an instrument in writing signed by each of the parties hereto.

SECTION 19. Governing Law

          The validity, interpretation and performance of this Agreement shall be governed and construed in accordance with the laws of the state of New Jersey.


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SECTION 20. Binding Effect

          This Agreement shall be binding upon and shall inure to the benefit of the Seller and the Buyer and their respective successors, assigns, grantees and legal representatives.

SECTION 21. Counterparts

          This Agreement may be executed in two or more counterparts, each of which need not contain the signatures of more than one party, but such counterparts taken together shall constitute one and the same Agreement.

          In WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed by their respective, duly authorized representatives, as of the day and year first above written.


ATTEST:                                MOUNTAINWOOD SPRING WATER
                                          CO., INC


/s/ [ILLEGIBLE]                        By: /s/ T. E. Durkin, III
--------------------------                 ------------------------------------
                                           a duly authorized officer


ATTEST:                                PURO WATER GROUP, INC.


/s/ [ILLEGIBLE]                        By: /s/ Jack C. West
--------------------------                 ------------------------------------
                                           a duly authorized officer


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